Exhibit 99.1

Veritas Farms Announces 1-for-4 Reverse Stock Split - Shares to Begin Trading as VFRMD

Fort Lauderdale, Florida - September 19, 2019 - Veritas Farms, Inc. (OTCQB: VFRM) (“Veritas Farms” or the “Company”), today announced that FINRA has approved a 1-for-4 Reverse Split of the Company’s common stock (the “Reverse Split”). As a result, every 4 pre-Reverse Split shares of common stock outstanding will automatically combine into one new share of post-Reverse Split common stock without any action on the part of the holders.

Alexander M. Salgado, CEO and co-founder of Veritas Farms, commented, “We are very excited to have taken this positive step to reduce the number of outstanding Veritas Farms common shares which will position the Company for a potential uplisting to a more senior stock exchange in the near future. We anticipate this strategy will help to enhance liquidity, maximize valuation, and make the Company more attractive to potential investors of all sizes, particularly institutional and international investors.”

The Company’s common stock will begin trading on a post-Reverse Split basis at the opening of trading on Friday, September 20, 2019. In connection therewith, the Company's ticker symbol will be VFRMD for twenty (20) trading days to designate that it is trading on a post-Reverse Split basis. In addition, our post-Reverse Split common stock will trade under the new CUSIP Number 92347N108.

Following the Reverse Split, the number of shares of the Company’s issued and outstanding common stock will have been reduced from 147,737,486 to approximately 36,934,380. The Reverse Split will also apply to shares of common stock issuable upon the conversion of outstanding warrants and stock options. No fractional shares will be issued as a result of the Reverse Split. Any fractional shares resulting from the Reverse Split will be rounded up to the nearest whole share on a per shareholder basis.

The Company expects that shareholders holding VFRM shares at registered brokerage firms or at the transfer agent will have the Reverse Split transaction processed automatically in their accounts over the next few days. Shareholders holding physical stock certificates may request new certificates evidencing their post-Reverse Split shares by contacting the Company’s transfer agent, VStock Transfer LLC, at info@vstocktransfer.com or (212) 828-8436.

About Veritas Farms, Inc.

Veritas Farms, Inc. (OTCQB: VFRM) is a vertically integrated agribusiness focused on producing superior quality, whole plant, full spectrum hemp oils and extracts containing naturally occurring cannabinoids. The Company currently owns and operates a 140-acre farm and production facilities in Pueblo, Colorado, and is registered with the Colorado Department of Agriculture to grow industrial hemp. The Company markets and sells products under its Veritas Farms™ brand and manufactures private label products for a number of leading distributors and retailers.

Veritas Farms™ brand full spectrum hemp oil products include vegan capsules, tinctures, formulations for sublingual applications and infused edibles, lotions, salves, and oral syringes in a variety of size formats and flavors. All Veritas Farms™ brand products are third-party laboratory tested for strength and purity. The Company files periodic reports with the Securities and Exchange Commission, which can be viewed at www.sec.gov.

For additional information and online product purchase, visit www.theveritasfarms.com.

Veritas Farms, Inc. - Investor Contact

Toll-Free: (888) 549-7888

E-mail: ir@theveritasfarms.com

Veritas Farms, Inc. - Social Media

Instagram: www.instagram.com/veritasfarmsofficial/

Facebook: www.facebook.com/VeritasFarmsOfficial/

LinkedIn: www.linkedin.com/company/veritasfarms/

Twitter: www.twitter.com/theveritasfarms

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including those with respect to the Company’s mission statement and growth strategy, are “forward-looking statements.” Although the Company's management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. These forward-looking statements involve many risks and uncertainties, which could cause the Company’s future results to differ materially from those anticipated. Potential risks and uncertainties include, among others, general economic conditions and conditions affecting the industries in which the Company operates; the uncertainty of regulatory requirements and approvals; and the ability to obtain necessary financing on acceptable terms or at all. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update any of the information contained or referenced in this press release.